Exhibit 3.13
ARTICLES OF INCORPORATION
OF
AMPAC FARMS, INC.
          THE UNDERSIGNED natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the laws of the State of Nevada, adopts the following Articles of Incorporation for such corporation.
ARTICLE I—NAME
          The name of the corporation is AMPAC FARMS, INC.
ARTICLE II—INITIAL REGISTERED OFFICE AND AGENT
          The address of this corporation’s initial registered office in the State of Nevada and the name of its initial registered agent at such address is:
R. Glen Woods
3770 Howard Hughes Parkway
Suite 300
Las Vegas, Nevada 89109
ARTICLE III—PURPOSES
          The corporation may engage in any activity or business permitted under the laws of the United States and the State of Nevada.
ARTICLE IV—STOCK
          The amount of the total authorized capital stock of this corporation, and the number and par value of the shares of which it is to consist are as follows:
TWENTY THOUSAND shares of common stock with a par value of ONE DOLLAR ($1.00) per share.
The common shares of the corporation may be issued from time to time in one or more series. The Board of Directors of the corporation is vested with authority to fix by resolution or resolutions the designations and the voting rights, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations, the dividend rates, conversion rights, redemption prices and terms, or liquidation or distribution preferences, if any, of any series of common stock, and to fix the number of shares constituting any series, and to increase or decrease the number of shares of any series (but not below the number of shares thereof then outstanding).
ARTICLE V—DIRECTORS
          The members of the governing board of the corporation shall be styled “Directors.” The number of Directors constituting the initial Board of Directors of this corporation is three (3); provided, however, that the Board of Directors may, at any meetings duly called according to notice, and by appropriate resolutions, increase the number of such Directors to as many as nine (9), and may decrease the number of such Directors to as few as one (1). Directors shall be chosen for a term of office of one year, or until their successors have been duly elected and qualified.
          The names and addresses of persons who are to serve initially as Directors, until the first annual meeting of shareholders of the corporation, and thereafter until their successors are elected and qualify, are:
Fred D. Gibson, Jr.
3770 Howard Hughes Parkway
Suite 300
Las Vegas, Nevada 89109
C. Keith Rooker
3770 Howard Hughes Parkway
Suite 300
Las Vegas, Nevada 89109
James J. Peveler
3770 Howard Hughes Parkway
Suite 300
Las Vegas, Nevada 89109
ARTICLE VI—ASSESSMENT OF STOCK
          The capital stock and the holders thereof, after the amount of the subscription price therefor has been paid in to the corporation, shall not be subject to any assessment to pay the debts of the corporation, or for any other purpose.

ARTICLE VIII—DURATION
          The corporation is to have perpetual existence.
ARTICLE IX—ACTIONS BY BOARD OF DIRECTORS
          In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized:
To make, alter amend and rescind the bylaws of the corporation, to fix the amount to be reserved as working capital, to fix the times for the declaration and payment of dividends, and to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.
With the consent in writing or pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding, at a meeting of shareholders duly called for that purpose, to sell, assign, transfer or otherwise dispose of the property of the corporation as an entity.
In order to promote the interests of the corporation and to encourage the utilization of the corporation’s lands and other property, to sell, assign, transfer, lease and in any lawful manner dispose of such portions of said property as the Board of Directors shall deem advisable, and to use and apply the funds received in payment therefor to the surplus account for the benefit of the corporation, or to the payment of dividends, or otherwise; provided that a majority of the whole Board of Directors concurs therein, and further provided that the capital stock shall not be decreased except in accordance with the laws of Nevada.
ARTICLE X—INTERNAL AFFAIRS
          Except as otherwise specifically provided in these Articles of Incorporation, the internal affairs of the corporation shall be governed as provided in such bylaws as may be established and amended from time to time by the corporation’s board of directors.
ARTICLE XI—AMENDMENT
          These articles of incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment. The corporation reserves the right to amend, alter or repeal any provisions contained in these articles of incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders or Directors herein are granted subject to this reservation.
ARTICLE XII—SHAREHOLDER RIGHTS
          The holders of the shares of capital stock of this corporation shall have preemptive rights to acquire the unissued shares of capital stock of this corporation to the extent provided in Section 78.265 of the Nevada Revised Statutes, as such Statutes exist on the effective date of the filing of these Articles of Incorporation.
          Subject to the provisions of the foregoing paragraph, the authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Cumulative voting of shares in the election of Directors shall not be permitted.
ARTICLE XIII—CONTRACTS WITH DIRECTORS
          No contract or other transaction between this corporation and one or more of its Directors or officers, or between this corporation and any other corporation, firm or association in which one or more of its Directors or officers are Directors or officers or are financially interested, shall be either void or voidable solely because of such relationship or interest or solely because any such Director or officer is present at the meeting of the Board of Directors, or a committee thereof, that authorizes or approves the contract or transaction, or because the vote or votes of common or interested Directors are counted for such purpose, if: (a) The fact of the common directorship or financial interest is disclosed or known to the Board of Directors or committee that authorizes, approves or ratifies the contract or transaction, and is noted in the minutes of the meeting or in the form of written consent of the Board or committee at which the Board or committee authorizes, approves or ratifies the contract or transaction, by vote or consent sufficient for the purpose without counting the vote or consent of such interested Director or Directors; or (b) The fact of the common directorship or financial interest is disclosed or known to the shareholders, and they authorize, approve or ratify such contract or transaction in good faith by a majority vote or by written consent of shareholders holding a majority of the shares entitled to vote (the vote or votes of the common or interested Directors or officers shall be counted in any such vote of shareholders); or (c) The contract or transaction is fair and reasonable to the corporation at the time it is authorized or approved. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof that authorizes, approves or ratifies such contract or transaction.

ARTICLE XIV—ACQUISITION AND DISPOSITION OF SHARES
          This corporation shall have the right to acquire its own shares to the extent of unreserved and unrestricted capital surplus available therefor.
ARTICLE XV—INDEMNIFICATION OF DIRECTORS AND OFFICERS
          To the fullest extent permitted by applicable law, this corporation may indemnify any Director, officer, employee or agent or former Director, officer, employee or agent of the corporation, or any person who may have served at its request as a Director, officer, employee or agent of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of any action, suit or proceeding, civil or criminal, to which he is made a party by reason of being or having been such Director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation; and to make any other indemnification that shall be authorized by any bylaw or resolution adopted by the Board of Directors.
ARTICLE XVI—LIMITATION ON DIRECTOR LIABILITY
          The personal liability of a Director to this corporation or its shareholders for monetary damages for breach of fiduciary duty is limited to the fullest extent permitted by the applicable provisions of the laws of the State of Nevada, as the same may be amended and supplemented from time to time.
          DATED this 25th day of August, 1993.

/s/ R. Glen Woods

R. Glen Woods

STATE OF NEVADA	)
	)	ss.
COUNTY OF CLARK	)
On the 25th day of August, 1993 personally appeared before me, a notary public, R. Glen Woods, personally known (or proved) to me to be the person whose name is subscribed to the above instrument, who acknowledged that he executed the instrument.

/s/ Deanna P. Riccardi

NOTARY PUBLIC

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